Exhibit 3.834

LLC-1011 (07/97)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is

Republic Services of Virginia, LLC

(The name must contain the words “limited company” or “limited liability company” or their abbreviations “L.C.”, “LC”, “L.L.C.” OR “LLC”)
2.	A. The registered agent’s name is EDWARD R . PARKER whose business address is identical with the registered office.
B.	The registered agent is (mark appropriate box)
(1)	an INDIVIDUAL who is a resident of Virginia and

☐ a member/manager of the limited liability company

☐ an officer/director of a corporate member/manager of the limited liability company

☐ a general partner of a general or limited partnership member/manager of the limited liability co.

☑ a member of the Virginia State Bar
OR
(2)	☐ a professional corporation, a professional limited liability company or a professional registered limited liability partnership of attorneys registered under Virginia Code Section 54.1-3902
3.	The address of the initial registered office in Virginia is

5511 Staples Mill Road

(number/street)
Richmond	VA 23228	,

(city or town)	(zip)
located in the ☐ city or ☑ county of Henrico	.
4.	The post office address of the principal office where the records will be maintained pursuant to Virginia Code Section 13.1-1028 is

110 SE 6th Street

(number/street)
Fort Lauderdale, FL 33301

(city or town)	(State)	(zip)
5.	Signature:

/s/ David A. Barclay	1/10100
(organizer)	(date)

David A. Barclay
(printed name)
SEE INSTRUCTIONS ON THE REVERSE
(VA. — LLC 3211 — 12/23/97)

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

LLC-1014NP (07/08)	ARTICLES OF AMENDMENT CHANGING THE NAME AND/OR THE PRINCIPAL OFFICE ADDRESS OF A VIRGINIA LIMITED LIABILITY COMPANY By the Members
The undersigned, on behalf of the limited liability company set forth below, pursuant to § 13.1-1014 of the Code of Virginia, states as follows:
1.	The current name of the limited liability company, as it appears on the records of the State Corporation Commission, is

	Republic Services o f Virginia, LLC	.

2.	The name of the limited liability company is changed to

	NA	.
(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC. L.L.C. or LLC)

3.	The limited liability company’s principal office address, including the street and number, is changed to

18500 North Allied Way	Phoenix	AZ	85054 ,

(number/street)	(city or town)	(state)	(zip)
4.	(See “Approval” Instructions for requisite vote.) The foregoing amendment was adopted by a vote of the members in accordance with the
provisions of the Virginia Limited Liability Company Act on   12/5/08,

(date)
Executed in the name of the limited liability company by:

/s/ Jo Lynn White	2/11/09

(signature)	(date)

Jo Lynn White	VP and Asst. Secretary of Republic Services, Inc., Sole member

(printed name)	(title (e.g., manager or member))

(limited liability company’s SCC ID no. (optional))	(telephone number (optional))
CHECK IF APPLICABLE (see instructions):
☐ The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company’s business and affairs.
(The articles must be executed in the name of the limited liability company by any manager or other person who has been delegated the right and power to manage the business and affairs of the limited liability company, or if no managers or such other persons have been selected, by any member of the limited liability company.

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.
SEE INSTRUCTIONS ON THE REVERSE